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                                                                   EXHIBIT 10.13

                                AMENDMENT NO. 7
                         TO MASTER REPURCHASE AGREEMENT

                  Amendment No. 7, dated as of May 15, 2003 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and OAK STREET MORTGAGE LLC (formerly known as Cresleigh Financial Services LLC (the "Seller").

                                    RECITALS

                  The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002, Amendment No. 2, dated as of September 29, 2002, Amendment No. 3, dated as of October 30, 2002, Amendment No. 4, dated as of December 16, 2002, Amendment No. 5, dated as of February 27, 2003 and Amendment No. 6, dated as of May 1, 2003 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

                  The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

                  Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

                  SECTION 1. Definitions.

                  (a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Adjusted Tangible Net Worth" in its entirety and replacing it with the following language:

                  ""Adjusted Tangible Net Worth" means, for Seller, (a) the sum of (i) stockholder equity, (ii) 1% of the outstanding servicing portfolio balance and (iii) Subordinated Debt (as such term will be mutually agreed upon by Buyer and Seller), minus (b) the sum of (I) receivables from shareholders, affiliates or employees (excluding any receivables due from Great Western Mortgage LLP, for which advances are used exclusively for warehousing residential mortgage loans) and (II) all intangible assets including capitalized servicing rights, prepaid assets, goodwill, patents, trade names, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, and any other asset as shown as an intangible asset on the balance sheet of the Seller on a consolidated basis as determined at a particular date in accordance with GAAP."

                  (b) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Alt A Mortgage Loan" in its entirety and replacing it with the following language:





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                  ""Alt A Mortgage Loan" means a first lien Mortgage Loan
originated in accordance with the criteria established by Buyer for Alt-A Mortgage Loans, as determined by Buyer in its sole discretion and which has a FICO score of at least 600."

                  (c) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "High Cost Mortgage Loan" in its entirety and replacing it with the following language:

                  ""High Cost Mortgage Loan" means a Mortgage Loan classified as
(a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered," or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees)."

                  (d) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Post Default Rate" in its entirety and replacing it with the following language:

                  ""Post Default Rate" means an annual rate of interest equal to the greater of (a) the Pricing Rate plus 3% or (b) the Mortgage Interest Rate."

                  (e) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Pricing Rate" in its entirety and replacing it with the following language:

                  ""Pricing Rate" means LIBOR plus:

                  (a) 1.375% with respect to Transactions the subject of which are Conforming Loans (other than Wet-Ink Mortgage Loans);

                  (b) 1.375% with respect to Transactions the subject of which are Jumbo Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (c) 1.375% with respect to Transactions the subject of which are Alt A Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (d) 1.375% with respect to Transactions the subject of which are Sub Prime Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (e) 1.375% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (f) 1.50% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

                  (g) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans.

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                  The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a)."

                  (f) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Termination Date" in its entirety and replacing it with the following language:

                  ""Termination Date" means the earlier of (a) April 29, 2004 and (b) the date of the occurrence of an Event of Default."

                  (g) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Test Period" in its entirety and replacing it with the following language:

                  ""Test Period" means any calendar quarter."

                  (h) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Wet-Ink Documents" in its entirety and replacing it with the following language:

                  ""Wet-Ink Documents" means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Mortgage Loan Schedule."

                  (i) Section 2 of the Existing Master Repurchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

                  ""BPO" means an opinion of the fair market value of a Mortgaged Property given by a licensed real estate agent or broker which generally includes three comparable sales and three comparable listings."

                  ""FICO" means Fair Isaac & Co., or any successor thereto."

                  ""Fidelity Insurance" means insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Fannie Mae and Freddie Mac."

                  ""Mortgage Loan Documents" means the documents in the related Mortgage File to be delivered to the Custodian."

                  SECTION 2. Margin Maintenance. Section 6(c) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(c) In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Buyer retains

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the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6."

                  SECTION 3. Representations and Warranties.

                  (a) Section 13(a) of the Existing Repurchase Agreement is hereby amended by adding the following subclauses (26) and (27) at the end thereof:

                  "(26) No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

                  (27) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not "plan assets" within the meaning of 29 CFR Section 2510.3-101 in the Seller's hands."

                  (b) The Seller hereby represents and warrants to the Buyer that, as of the Amendment Effective Date, Seller's Adjusted Tangible Net Worth is not less than $8 Million.

                  SECTION 4. Covenants.

                  (a) Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(a)     Adjusted Tangible Net Worth. Seller shall maintain an
Adjusted Tangible Net Worth of at least $8 million."

                  (b) Section 14(b) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(b)     Indebtedness to Adjusted Tangible Net Worth Ratio.
Seller's ratio (i) of the sum (without duplication) of the Seller's Indebtedness and the aggregate outstanding Purchase Price of the Purchased Mortgage Loans under this Agreement to (ii) Adjusted Tangible Net Worth shall not exceed 20:1."

                  (c) Section 14 of the Existing Repurchase Agreement is hereby amended by adding the following clauses (ff) and (gg) at the end thereof:

                  "(ff) Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use "plan assets" within the meaning of 29 CFR Section 2510.3-101 to engage in this Repurchase Agreement or any Transaction hereunder.

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                  (gg) Minimum Current Ratio. Seller's ratio of "total assets"
to "total liabilities" (each as determined in accordance with GAAP) shall not fall below 1:1."

                  SECTION 5. Events of Default. Section 15(g) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(g) Breach of Financial Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(12), 13(a)(19), 13(a)(24), 14a, 14b, 14d, 14e, 14r, 14v, 14w, 14bb, 14cc, 14dd, 14ee,
14ff or 14gg of this Agreement.

                  SECTION 6. Remedies Upon Default.

                  (a) Section 16(d) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(d)     Buyer shall have the right to direct all servicers
then servicing any Purchased Mortgage Loans to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets. Such disposition of Purchased Mortgage Loans may be, at Buyer's option, on either a servicing-released or a servicing-retained basis. Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder."

                  (b) Section 16(j) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(j)     Buyer may enforce its rights and remedies hereunder
without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length."

                  SECTION 7. Reports. Section 17(a)(7) of the Existing Master Repurchase Agreement is hereby amended by adding the following subclause (h) at the end thereof:

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                  "(h) any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto."

                  SECTION 8. Power of Attorney. Section 28 of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller's signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller's agent and attorney-in-fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28."

                  SECTION 9. Confidentiality. Section 32 of the Existing Repurchase Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or Agent or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of the Buyer."

                  SECTION 10. Authorizations. The Existing Master Repurchase Agreement is hereby amended by adding the following Section 37 thereto:

                  "37. AUTHORIZATIONS

                  Any of the persons whose signatures and titles appear on
Schedule 2 are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement."

                  SECTION 11. Schedules.

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                  (a)      Representation and Warranty (yy) in Schedule 1 of the
         Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(yy)    Predatory Lending Regulations; High Cost Loans. None
of the Mortgage Loans are classified as High Cost Mortgage Loans."

                  (b) The Existing Master Repurchase Agreement is hereby amended by adding Schedule 1 of this Amendment as Schedule 2 to the Existing Master Repurchase Agreement.

                  SECTION 12. Conditions Precedent. This Amendment shall become effective on May 15, 2003 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

                  12.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                  (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller;

                  (b) evidence that the Seller has added the Buyer as loss payee under the Seller's Fidelity Insurance; and

                  (c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

                  SECTION 13. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

                  SECTION 14. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  SECTION 15. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  SECTION 16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:

                                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

                                By: /s/ Jeffrey A. Detwiler
                                    --------------------------------------------
                                    Name: Jeffrey A. Detwiler
                                    Title: Managing Director

Seller:

                                OAK STREET MORTGAGE LLC
                                as Seller

                                By: /s/ Craig L. Royal
                                    --------------------------------------------
                                    Name: Craig L. Royal
                                    Title: Chief Financial Officer

                          SCHEDULE 1 TO AMENDMENT NO. 7

                                   SCHEDULE 2
                           AUTHORIZED REPRESENTATIVES

SELLER NOTICES

                                          Address:
Name:
Telephone:
Facsimile:

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

           Name                       Title                    Signature
-------------------------    -----------------------   ------------------------

                                   Schedule 1